SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

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Preliminary Proxy Statement Definitive Proxy Statement x Definitive Additional Materials Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

O.A.K. FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OAK Financial Corporation
2445 84th Street, S.W.
Byron Center, Michigan 49315

March 29, 2005

To Our Shareholders:

In preparation for our April 21, 2005 Annual Meeting of Shareholders, a packet of information was recently sent to you. Included in that packet was your proxy card. Unfortunately, that card contains a minor typographical error.

Our printing company produced a proxy card that incorrectly refers to “three” directors instead of the “two” directors nominated for election at our 2005 Annual Meeting. As correctly described in the proxy statement you also received, there are two nominees for election, David G. Van Solkema and Grace O. Shearer. These two nominees are correctly listed on the proxy card.

If you have already voted, no further action on your part is necessary. If you have not yet voted, I encourage you to complete and return your proxy card.

I apologize for any confusion or inconvenience this error may have caused. Please call me at (616) 662-3113 with any questions or comments.

Thank you for your continued support of OAK Financial Corporation.

Sincerely,

/s/ Patrick K. Gill

Patrick K. Gill
President and CEO

End of Filing